Exhibit 99.1

WOODBRIDGE LIQUIDATION TRUST
Michael I. Goldberg, Liquidation Trustee
14140 Ventura Boulevard, Suite 302
Sherman Oaks, California  91423

May 7, 2020

FOR IMMEDIATE RELEASE:

Contact:
Michael I. Goldberg, Liquidation Trustee
Woodbridge Liquidation Trust
Tel:  1-310-765-1550

Woodbridge Liquidation Trust Announces DTC Eligibility of Class A Liquidation Trust Interests

SHERMAN OAKS, California— May 7, 2020—Woodbridge Liquidation Trust (the “Trust”) announced today that its Class A Liquidation Trust Interests (the “Class A Interests”) have been approved by the Depository Trust Company as eligible for Direct Registration System (“DRS”) services.  The Class A Interests are quoted on OTC Link® ATS under the trading symbol WBQNL.

With the availability of DRS services, registered holders of Class A Interests should be able to hold their Class A Interests, as they appear on the books and records of the Trust’s transfer agent Continental Stock Transfer and Trust Co. (“Continental”), in book-entry form, enabling these securities to be electronically transferred from Continental to a holder’s securities broker so that market trades can be executed by the broker at the instructions of the holder.

In a statement, Mr. Goldberg said, “DRS services should enable trades in the Class A Interests to be settled more quickly and efficiently.  While we are pleased to be able to facilitate the settlement of trades in this way, by doing so we do not intend to be making any buy, sell, hold or other recommendation with respect to any securities of the Trust.  As always, we recommend that, before trading or investing in Trust securities, every holder and investor carefully review the Trust’s filings with the SEC, consider his or her own particular individual financial circumstances and investment objectives, and consult with his or her investment and tax advisors.”

For detailed information regarding how Class A Interests may be transferred from the books and records of Continental to the holder’s securities broker, holders should contact Continental.  Continental can be reached as follows:

By Phone:

Customer Service – between the hours of 8:30 a.m. and 5:30 p.m. Eastern, Monday through Friday:  (800-509-5586)

By E-Mail:

Continental may also be contacted via e-mail at:  cstmail@continentalstock.com

By Mail:

Written correspondence may be directed to:

Continental Stock Transfer & Trust Company
Attn:  Customer Service
1 State Street, 30th Floor
New York, NY  10004-1561

About Woodbridge Liquidation Trust:

Woodbridge Liquidation Trust is a Delaware statutory trust that, together with its wholly-owned subsidiary Woodbridge Wind-Down Entity LLC, was formed on February 15, 2019 to implement the terms of the First Amended Joint Chapter 11 Plan of Liquidation dated August 22, 2018 of Woodbridge Group of Companies, LLC and Its Affiliated Debtors (the “Plan”).  The purpose of the Trust is to prosecute various causes of action acquired by the Trust pursuant to the Plan, to litigate and resolve claims filed against the debtors under the Plan, to pay allowed administrative and priority claims against the debtors (including professional fees), to receive cash from certain sources and, in accordance with the Plan, to make distributions of cash to holders of interests in the Trust subject to the retention of various reserves and after the payment of Trust expenses and administrative and priority claims.  For more information, visit www.woodbridgeliquidationtrust.com.

Regarding Forward-Looking Statements:

This press release may contain forward-looking statements.  Forward-looking statements include statements (other than historical facts) that address future plans, goals, expectations, activities, events or developments.  The Trust has tried, where possible, to use words such as “anticipate,” “if,” “believe,” “estimate,” “plan,” “expect,” “intend,” “forecast,” “initiative,” “objective,” “goal,” “project,” “outlook,” “priorities,” “target,” “evaluate,” “pursue,” “seek,” “potential,” “continue,” “designed,” “impact,” “may,” “could,” “would,” “should,” “will,” and similar expressions to identify forward-looking statements.  Forward-looking statements are based on current expectations and are subject to substantial risks, uncertainties and other factors, many of which are beyond our control and not all of which can be predicted by the Trust.  Accordingly, the Trust cannot guarantee that any forward-looking statements will be realized, as actual result may differ materially from those identified or implied in any forward-looking statement.  Forward-looking statements included in this press release include, without limitation, statements to the effect that DRS services will facilitate or speed up settlement of trades or otherwise will result in benefits for holders of Trust interests.  Among the factors that may cause actual results to differ materially include the possible infrequency or low volume of trading in Class A Interests on over-the-counter markets, the effect of changes in policy by the DTC  or the Trust’s transfer agent, and other risks identified and described in “Item 1A.  Risk Factors” of the Trust’s Registration Statement, as amended.  All forward-looking statements speak only as of the date they were made.  The Trust does not undertake a duty to publicly update or revise such forward-looking statements or other information contained herein, whether as a result of new information, subsequent events, circumstances, changes in expectations or otherwise.